UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

AETHLON MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37487	13-3632859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 941-0360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 23, 2022, Sabrina Martucci Johnson informed Aethlon Medical, Inc. (the “Company”) of her intent to resign as a member of the Board of Directors (the “Board”), effective as of April 1, 2022. Ms. Martucci Johnson plans to resign in order to focus on her other roles. Ms. Martucci Johnson’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

(d)

On March 24, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ms. Angela Rossetti, effective as of April 1, 2022, as (i) a member of the Board, (ii) a member of the Audit Committee of the Board (the “Audit Committee”), (iii) a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and (iv) a member of the Compensation Committee of the Board (the “Compensation Committee”). There are no arrangements or understandings between Ms. Rossetti and any other person pursuant to which she was selected as a director. In addition, there are no transactions in which Ms. Rossetti has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Compensation Policy”), Ms. Rossetti (i) will receive an (a) annual cash retainer of $40,000 for her service on the Board, and (b) an additional annual cash retainer of $7,500 for her service as a member of the Audit Committee, $7,500 for her service as a member of the Compensation Committee, and $5,000 for her service as a member of the Nominating and Corporate Governance Committee, and (ii) will be granted, effective as of the date of her appointment to the Board, restricted stock units with a grant date fair value of $75,000. The restricted stock units will be granted under the Company’s 2020 Equity Incentive Plan (the “Plan”) and will equal a number based on $75,000 divided by the average of the closing prices of the Company’s common stock for the five trading days preceding and including the date of grant (the “RSU”) and will vest as follows: one-half of the shares will vest on September 30, 2022 and one-fourth of the shares will vest on each of December 31, 2022 and March 31, 2023, in each case subject to stockholder approval of the Plan Increase (as defined below) and subject to Ms. Rossetti’s Continuous Service (as defined in the Plan). The RSU will be a contingent grant, subject to stockholder approval of an increase in the number of shares authorized for issuance under the Plan at the Company’s 2022 Annual Meeting of Stockholders (the “Plan Increase”). The Compensation Policy also provides for further annual grants to its independent directors, at the beginning of each fiscal year, of restricted stock units with a grant date fair value of $50,000 or, at the option of the Board, options to purchase shares of the Company’s common stock, subject to vesting as determined by the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes
Chief Financial Officer

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